UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved an increase in the annual base salary for Michael J. Wortley, the Senior Vice President and Chief Financial Officer of the Company, to $525,000, effective January 27, 2014.

On January 30, 2014, the Compensation Committee also approved the Terms and Conditions of Employment (the “U.K. Employment Agreement”) between Jean Abiteboul, Senior Vice President-International of the Company, and Cheniere Supply & Marketing, Inc. (“Cheniere Supply & Marketing”), a wholly owned subsidiary of the Company. Mr. Abiteboul was previously seconded by the Company to Cheniere Supply & Marketing pursuant to an amendment to his French employment agreement dated February 20, 2006, as amended. Pursuant to the U.K. Employment Agreement, Mr. Abiteboul’s French employment agreement will be terminated and his employment will be transferred to Cheniere Supply & Marketing. He will serve as President of Cheniere Supply & Marketing and will continue to report to the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Abiteboul’s employment under the U.K. Employment Agreement will continue until terminated by either party on six months’ written notice or by Cheniere Supply & Marketing at any time for cause. The U.K. Employment Agreement also includes a six month non-competition and non-solicitation covenant by Mr. Abiteboul.

Mr. Abiteboul’s salary during the assignment will initially be £298,682 per year, which will be reviewed at least annually by the Compensation Committee. Mr. Abiteboul also may be eligible to receive a discretionary bonus subject to performance and on terms and at a level as determined by the Compensation Committee. In addition, Mr. Abiteboul will receive a housing allowance of £14,353 per month and a car allowance of £1,000 per month, in each case subject to all deductions required by law. Cheniere Supply & Marketing will pay 60% of the total contributions paid to the Caisse des Français de l'Etranger (CFE) in relation to health insurance as well as additional health insurance (mutuelle) and retirement benefits (AGIRC / ARRCO) of Mr. Abiteboul and Mr. Abiteboul will pay the remaining 40%.

The foregoing summary of the U.K. Employment Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
10.1*	Form of Terms and Conditions of Employment between Cheniere Supply & Marketing, Inc. and Jean Abiteboul.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	February 5, 2014	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Form of Terms and Conditions of Employment between Cheniere Supply & Marketing, Inc. and Jean Abiteboul.

* Filed herewith.